UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of The Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): April 8, 2009 (April 7, 2009)

Centex Corporation
(Exact name of registrant as specified in its charter)

Nevada	1-6776	75-0778259
(State or other jurisdiction of	(Commission	(I.R.S. Employer
incorporation or organization)	File Number)	Identification No.)

2728 N. Harwood Street
Dallas, Texas 75201
(Address of principal executive offices) (Zip Code)

(214) 981-5000
(Registrant’s telephone number, including area code)

Not Applicable
(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐    Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

ý Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a -12)

☐    Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d -2(b))

☐    Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e -4(c))

Item 5.02. Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

(e)

Plan Regarding Severance After a Change in Control

     On April 7, 2009, the Board of Directors of Centex Corporation (the “Company”) approved a Plan Regarding Severance After a Change in Control (the “CIC Severance Plan”), which will supersede the Company's Executive Severance Policy (the “Severance Policy”) upon a change in control of the Company. The Severance Policy, which will continue to govern benefits for participants whose employment is terminated prior to a change in control, was adopted in June 2006 and is described in the Company's current reports on Forms 8-K dated June 8, 2006, October 16, 2007 and October 14, 2008.

     The CIC Severance Plan generally provides substantially similar benefits to those provided under the Severance Policy, except that the CIC Severance Plan is designed to provide greater assurance to participants that they will receive benefits under the plan. Accordingly, unlike the Severance Policy, the CIC Severance Plan provides, among other things, that (1) severance benefits under the plan are not discretionary, (2) the plan cannot be amended for two years following a change in control, and (3) if there is a termination of employment within two years after a change in control, the Company will generally not reduce severance benefits by the value of previous equity and other compensatory awards that were accelerated in the change in control.

     The foregoing description of the CIC Severance Plan does not purport to be complete and is qualified in its entirety by reference to the CIC Severance Plan, which is filed as Exhibit 10.1 hereto, and is incorporated herein by reference.

Item 8.01. Other Events.

     On April 8, 2009, the Company issued a joint press release with Pulte Homes, Inc. (“Pulte”) announcing the execution of an Agreement and Plan of Merger, dated as of April 7, 2009, by and among the Company, Pulte, and Pi Nevada Building Company, a wholly owned subsidiary of Pulte. A copy of the joint press release is filed herewith as Exhibit 99.1 and is incorporated herein by reference.

Additional Information
In connection with the proposed transaction, Pulte and the Company will be filing documents with the SEC, including the filing by Pulte of a registration statement on Form S-4, and Pulte and the Company intend to mail a joint proxy statement regarding the proposed merger to their respective stockholders that will also constitute a prospectus of Pulte. Before making any voting or investment decision, investors are urged to read the joint proxy statement/prospectus when it becomes available because it will contain important information about the proposed transaction. You may obtain copies of all documents filed with the SEC regarding this transaction, free of charge, at the SEC’s website (www.sec.gov), by accessing Pulte’s website at www.pulte.com under the heading “Investor Relations” and then under the link “SEC Filings” and from Pulte by directing a request to Pulte Homes, Inc., 100 Bloomfield Hills Parkway, Suite 300, Bloomfield Hills, Michigan 48304, Attention: Investor Relations, and by accessing the Company’s website at www.centex.com under the heading “Investors” and then under the link “SEC Filings” and from the Company by directing a request to Centex Corporation, 2728 N. Harwood Street, Dallas, Texas, Attention: Investor Relations.

Pulte and the Company and their respective directors and executive officers and certain other members of management and employees may be deemed to be participants in the solicitation of proxies in respect of the proposed transaction. You can find information about Pulte’s directors and executive officers in its definitive proxy statement filed with the SEC on April 7, 2009. You can find information about the Company’s directors and executive officers in its definitive proxy statement filed with the SEC on June 6, 2008. Other information regarding the participants in the proxy solicitation and a description of their direct and indirect interests, by security holdings or otherwise, will be contained in the joint proxy statement/prospectus and other relevant materials to be filed with the SEC when they become available. You can obtain free copies of these documents from Pulte and the Company using the contact information above.

Item 9.01. Financial Statements, Pro Forma Financial Information and Exhibits

(d)           Exhibits. The following exhibits are filed as part of this report:

Exhibit
Number	Description

10.1	Plan Regarding Severance After a Change in Control dated April 7, 2009

99.1	Press Release dated April 8, 2009

SIGNATURE

     Pursuant to the requirements of Section 12 of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

CENTEX CORPORATION

By: /s/ Brian J. Woram Name: Brian J. Woram Title: Senior Vice President and Chief Legal Officer

Dated: April 8, 2009

EXHIBIT INDEX

Exhibit
Number	Description

10.1	Plan Regarding Severance After a Change in Control dated April 7, 2009

99.1	Press Release dated April 8, 2009